EXHIBIT 13.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Desert Sun Mining Corporation, a company organized under the Canada Business Corporations Act (the "Company") on Form 20-F for the fiscal year ended August 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Stephen Woodhead, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of section 13(a) or

          15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Stephen Woodhead_____________________

Stephen Woodhead, Chief Financial Officer

Date: March 12, 2004